Investor Presentation September 2021

About Urban Edge

Portfolio overview: 76 properties with 15.1M sf retail GLA and 1.3M sf industrial GLA. ~80% of total portfolio value is located in the NY metropolitan area

Asset quality: our properties are anchored by high-performing essential retailers: ~60% of asset value anchored by grocers (~$900 psf in sales), 10% by Home Depot or Lowe's, and 6% are industrial assets

Demographics and geographic concentration: local sharp-shooter in the NY metropolitan area, the most densely-populated, supply-constrained region in the country. Our land values create opportunities to densify with other types of uses (industrial, residential, storage, medical office)

Open air format: well-positioned for consumers to access essential goods and services; locations facilitate last mile delivery and provide easy BOPIS and curbside pickup

Control of our assets: we wholly-own all properties other than two where we are the majority and controlling partner

Balance sheet: significant cash balance (~$379M), low leverage (6.1x net debt to EBITDA), debt consists entirely of single asset non-recourse mortgages; $3.9B total market cap

Opportunity for growth: 92% leased occupancy compared to peak of 98%; visible growth from lease negotiations under way; $146M of active redevelopment projects and a $1B+ redevelopment pipeline

Data as of June 30, 2021

URBAN EDGE PROPERTIES

INVESTOR PRESENTATION SEPTEMBER 2021 | 2

INVESTOR PRESENTATION SEPTEMBER 2021 | 3 Highlights 1. Leasing activity is robust - Approximately $15 million of future annual gross rent (7% increase to NOI) from leases executed, but not rent commenced, up $3 million from 2Q21 driven by anchor leases executed in the third quarter - Leasing pipeline includes over 1 million square feet of activity - Grocers, discounters, home improvement, home furnishings and off-price retailers in negotiation: Aldi, Target, TJX, Burlington, BJ’s, Lowe’s, Five Below - Shop space demand remains active in health/beauty, wireless, optical, mattress, and medical/urgent care - Restaurant and food service tenants continue to pursue new locations: • In-line – Sweetgreen, Ani Ramen, Jersey Mike’s, First Watch, & Pizza, Kura Sushi, Bluestone Lane, Crumbl Cookies • Pads – Starbucks, Shake Shack, Panda Express, Chick-fil-A, Jollibee, Texas Roadhouse - Stability of our tenant base has been enhanced as our top tenants have substantially increased sales and profits over the past two years. The stock prices of the 16 publicly listed companies included in our top 25 tenants have increased by an average of 57% since the pre-COVID stock market peak on Feb. 19, 2020. These 16 tenants account for over 40% of our total base rent 2. Development - $146 million of active redevelopment projects under way, $98 million remains to be funded, expected to generate an 8% unlevered yield - Active projects are lower risk with average investments of only $10 million with anchor leases executed prior to construction - Largest projects under way at Huntington Commons, Broomall Commons, Lodi, Las Catalinas and Briarcliff Commons - Pipeline of projects expected to become active over the next 12 months includes Bergen, Bruckner, Hudson, and Yonkers ($75 - $100 million) - Significant value creation opportunity from entitling land for industrial and residential uses 3. Acquisitions - During the third quarter, acquired two warehouses totaling 275,000 sf adjacent to our 943,000 sf warehouse park in East Hanover, NJ for $55.5 million - Targeting assets with potential for value creation through leasing, redevelopment, or repurposing

INVESTOR PRESENTATION SEPTEMBER 2021 | 4 Highlights (continued) (1) Balance sheet metrics as of June 30, 2021 . Market capitalization based on the share price as of market close, June 30, 2021. 4. Cash flow stream is becoming stronger and more diversified - ~60% of our estimated asset value is grocery-anchored – expected leasing activity will increase this ratio to 70%+ - ~10% of our estimated asset value is anchored by Home Depot or Lowe’s, offering comparable stability to grocery-anchored properties - ~6% of our estimated asset value is industrial and is expected to increase given the demand in our markets - Residential, office, and self-storage will likely account for an increasing percentage of our asset value as we densify our properties 5. Strong balance sheet provides foundation for future growth(1) - Net debt to EBITDA of 6.1x; net debt to total market capitalization of 31% - Total liquidity of ~$1 billion; $379 million of cash and $600 million available under our line of credit - No debt maturing in 2021 and only $80 million of debt maturing in 2022; weighted average term to maturity of 5.0 years 6. Earnings Growth Drivers - Short-term: rent commencements on signed leases and redevelopments coming online, and earnings from acquisitions - Medium-term: occupancy gains, acquisitions, rent commencements on signed leases and completing active redevelopment projects - Long-term: $1B of redevelopment projects, acquisitions and rent spreads on renewals 7. ESG - Committed to maintaining sustainable operations and establishing long-term sustainability goals - Published first ESG report in July

Urban Edge Team



Jeff Olson
Chairman and Chief Executive Officer



Chris Weilminster
EVP, Chief Operating Officer



Mark Langer
EVP, Chief Financial Officer



Herb Eilberg
Chief Investment Officer



Danielle De Vita
EVP, Development



Rob Milton
EVP & General Counsel



Jen Holmes
Chief Accounting Officer



Scott Auster
SVP, Head of Leasing



Kathy Crocco
SVP, Deputy General Counsel



Judy Knop
SVP, Development & Construction



John Villapiano
SVP, Development



Cecilia Li
SVP, Chief Information Officer



Leigh Lyons
SVP, Leasing



Sandi Danick
SVP, Leasing



Paul Schiffer
SVP, Leasing



Chad Bernstein
SVP, Portfolio Management and Strategy



Dan Reilly
SVP, Property Accounting

URBAN EDGE PROPERTIES
INVESTOR PRESENTATION SEPTEMBER 2021 | 5

INVESTOR PRESENTATION SEPTEMBER 2021 | 6 Portfolio Concentrated in DC to Boston Corridor ■ less than 150 ■ 150 – 250 ■ 250 – 750 ■ 750 – 1500 ■ 1500 – 3000 ■ 3000 – 5000 ■ 5000 – 7500 ■ 7500 or more Persons Per Sq. Mile - ~90% of NOI generated from properties situated in the DC to Boston corridor - Most heavily urbanized region in the US - Population of 50 million - 931 people per square mile, over 10x higher than the US average

INVESTOR PRESENTATION SEPTEMBER 2021 | 7 First-Ring Suburbs of NY Metro: 44 Properties; ~80% of Total Value ■ less than 150 ■ 150 – 250 ■ 250 – 750 ■ 750 – 1500 ■ 1500 – 3000 ■ 3000 – 5000 ■ 5000 – 7500 ■ 7500 or more Persons Per Sq. Mile - Neighborhood shopping centers benefiting from desire for more spacious residences and outdoor space - Trend of young people moving to suburbs started prior to the pandemic and has accelerated with more people putting down roots in suburbs - WFH policies will evolve and employees will likely have flexibility to move outside of core urban markets

INVESTOR PRESENTATION SEPTEMBER 2021 | 8 Portfolio Has Favorable Supply/Demand Ratio Source: Bank of America Global Research, June 2020 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 65 60 55 50 45 40 35 30 Households per square mile (DEMAND) R et ai l G LA p er H ou se h ol d (S U P P LY ) BRX AAT SITC RPAI WRI KIM REG FRTUE ROIC

INVESTOR PRESENTATION SEPTEMBER 2021 | 9 Top 25 Tenants by Annualized Base Rent Data as of June 30, 2021. (1) Source: S&P Global. Total Square Feet ABR % of Tenant S&P Rating(1) # of Stores in thousands in millions Total ABR The Home Depot, Inc. A 6 809 $15.7 6% The TJX Companies, Inc. A 22 715 14.3 6% Lowe’s Companies, Inc. BBB+ 6 976 8.9 3% Best Buy Co, Inc. BBB+ 8 359 8.2 3% Walmart Inc. AA 5 708 7.5 3% Burlington Stores, Inc. BB+ 7 416 7.2 3% Kohl’s Corporation BBB- 7 633 6.6 3% BJ’s Wholesale Club Inc. BB 4 454 5.8 2% PetSmart, Inc. B 10 229 5.7 2% Ahold Delhaize (Stop & Shop) NR 5 363 5.4 2% Target Corporation A 3 336 5.3 2% ShopRite Supermarkets NR 4 296 5.2 2% LA Fitness International LLC NR 5 245 4.3 2% The Gap, Inc. BB- 10 151 4.3 2% Whole Foods Market, Inc. AA 2 101 3.8 1% Staples, Inc. B 8 168 3.6 1% Sears Holding Corporation NR 3 522 3.4 1% Bob’s Discount Furniture NR 4 171 3.2 1% Bed, Bath & Beyond Inc. B+ 7 206 3.0 1% Dick’s Sporting Goods, Inc. NR 3 154 2.7 1% 24 Hour Fitness NR 1 54 2.4 1% Raymour & Flanagan NR 4 215 2.4 1% URBN (Anthropologie) NR 1 31 2.2 1% Visiting Nurse Services NR 1 58 2.1 1% Planet Fitness NR 4 85 1.9 1% Total / Weighted Average 140 8,456 $134.9 52%

Leasing

INVESTOR PRESENTATION SEPTEMBER 2021 | 11 Leasing Today… Adding essential tenants with quality grocers leading the way — one size doesn’t fit all as market factors drive demand ranging from discount brands to gourmet/specialty or ethnic in addition to national brands Elevating our food offerings with new concepts in both quick service restaurant and casual dining Balancing our retail environments with premium healthcare operators including major hospital systems as well as boutique wellness providers Leveraging the ‘nesting’ trend with home improvement, home furnishings and home accessories tenants

INVESTOR PRESENTATION SEPTEMBER 2021 | 12 Retailers Expanding Operating ~1,000 stores and plans to double the company’s footprint over the next few years Operating 769 stores with long-term goal to reach 1,000 stores Operating ~1,300 stores and is targeting 1,500 to 1,700 stores in the next few years Plans to open 260 new stores in 2021 Operating ~320 stores and expanding Operating ~530 stores and expanding Expanded into seven new communities in 2020 and will continue to expand in 2021 Plans to open 30 to 40 new stores each year Plans to add 22,000 stores to its portfolio by 2030 which include a mix of new store formats Plans to open 35 to 40 restaurants in 2021 and 45 to 50 in 2022 Plans to open 200+ restaurants in 2021 Opened 12 new company- owned stores as of March 31, 2021 and growing

INVESTOR PRESENTATION SEPTEMBER 2021 | 13 Anchor Leasing Update Stabilization/ Annual Gross Property New Tenant/Prospect SF Status Rent ($M) Executed: Salem Fun City 39,000 4Q21 $0.5 Broomall Commons National Retailer 45,000 4Q21 1.2 Briarcliff Commons Uncle Giuseppe’s 38,000 1Q22 0.7 Huntington Commons ShopRite 65,000 1Q22 1.5 Lodi AAA Wholesale Group 127,000 1Q22 2.1 Las Catalinas Sector Sixty6 123,000 3Q22 1.4 Wilkes-Barre Commons Wren Kitchen 31,000 3Q22 0.3 Hudson Mall National Retailer 37,000 IQ23 1.4 Total Executed 505,000 9.1 In Process: Shops at Bruckner Grocer/Discounter 36,000 Negotiating Broomall Commons Arts & Crafts/Home Furnishing and Accessories 40,000 Marketing Bergen Town Center Discounter 157,000 Negotiating Bruckner Commons Fitness/Athletics 43,000 Negotiating Burnside Commons Grocer/warehouse 62,000 Negotiating Total in Process 338,000

INVESTOR PRESENTATION SEPTEMBER 2021 | 14 2021 2022 2023 $14M $12M $9M $6M $3M -$0 Year $9.6M $14.5M Leases Executed but not yet rent commenced Approximately $15M of future annual gross rent from leases executed, but not yet rent commenced will provide significant earnings growth over the next two years. Approximately $11.4M of this amount is being driven by leases included as part of our Active Redevelopment pipeline (refer to page 16). $0.4M Leases included in redevelopment projects Other Leases $2.2M $7.4M $3.1M $11.4M $0.1M $0.3M Gross Rent

Development

Development Update

$146 million of active projects as of August 31, 2021:

- 8% unlevered yield expected; $98 million remains to be funded
- Pre-leased projects (85% sf executed excluding self-storage)
- New grocer and industrial tenants will drive cap rate compression

Project	Est. Cost	Target Stabilization	Status
Huntington Commons	$31,200	3Q22	Retenanting former Kmart with ShopRite, tenant repositioning and facade renovations
Broomall Commons	17,500	3Q22	Retenanting former 85K sf Giant Food with national retailers and repositioning center (45K sf executed)
Lodi (Route 17 North)	15,400	1Q22	Converting former National Wholesale Liquidator space into ~130K sf warehouse for AAA Wholesale Group and constructing a new 3K sf retail pad
Las Catalinas	12,900	3Q22	Retenant 123,000± sf Kmart box with Sector Sixty6
Kearny Commons	11,600	1Q22	22K sf expansion to accommodate a 10K sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open)
Tonnelle Commons	10,800	4Q21	Added ~100K sf CubeSmart self-storage facility on excess land
Briarcliff Commons	10,500	1Q22	Retenanting former ShopRite with Uncle Giuseppe's, adding new 3K sf pad in parking lot
Hudson Mall	9,700	1Q23	Retenanting anchor box with national retailer
Outlets at Montehiedra	9,200	2Q22	Constructing new 14K sf parcel for Walgreens and Global Mattress and adding a new 3K sf pad
The Plaza at Woodbridge	4,100	2Q22	Repurposed 82K sf of unused basement space into Extra Space self-storage facility
Walnut Creek	3,500	2Q23	Retenanting former Z Gallerie with Sweetgreen and remaining 4,000 sf
Tonnelle Commons	3,000	2Q22	Retenanting former Staples with Five Below and Skechers
Mt. Kisco Commons	3,000	2Q22	Converting former sit-down restaurant into a Chipotle and another quick service restaurant
Wilkes-Barre	2,400	3Q22	Retenanting anchor box with Wren Kitchen
Salem	1,400	4Q21	Retenanting anchor box with Fun City
Total	**$146,200**		

URBAN EDGE PROPERTIES

INVESTOR PRESENTATION SEPTEMBER 2021 | 16

INVESTOR PRESENTATION SEPTEMBER 2021 | 17 Huntington Commons | Huntington, NY Retenant former Kmart box with ShopRite, relocate Marshalls and upgrade façade, parking, and landscaping. BEFORE AFTER

INVESTOR PRESENTATION SEPTEMBER 2021 | 18 Huntington Commons | Huntington, NY Retenant former Kmart box with ShopRite, relocate Marshalls and upgrade façade, parking, and landscaping. BEFORE AFTER

INVESTOR PRESENTATION SEPTEMBER 2021 | 19 Huntington Commons | Huntington, NY 10 11 9 8 7 65 4 3 2 1 18 19 This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Total SF 215,520 Parking Spaces 1,391 Acres 16.13 Available Occupied Future Site Plan

INVESTOR PRESENTATION SEPTEMBER 2021 | 20 Broomall Commons | Broomall, PA Retenant former Giant Food with national retailers. BEFORE AFTER

INVESTOR PRESENTATION SEPTEMBER 2021 | 21 Broomall Commons | Broomall, PA Total SF 168,906 Parking Spaces 676 Parking Ratio 4 per 1,000 sf This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Available Occupied ® 3 2A 44,597 SF 2B 42,148 SF 3 19 ,3 2 9 S F ➔ ➔ ➔ ➔ ➔➔ P ylon National Tenant Lease Executed Future Site Plan

INVESTOR PRESENTATION SEPTEMBER 2021 | 22 8 PENN CENTER 1628 JFK BLVD; SUITE 1810 PHILADLEPHIA, PA 19103 215.482.1950 T WWW.SARGARCH.COM LODI REDEVELOPMENT Lodi | Lodi, NJ Convert former National Wholesale Liquidators to a hybrid industrial and retail facility for AAA Wholesale and add a restaurant pad.

INVESTOR PRESENTATION SEPTEMBER 2021 | 23 Las Catalinas | Caguas, PR Retenant former Kmart box with Sector Sixty6 BEFORE AFTER

INVESTOR PRESENTATION SEPTEMBER 2021 | 24 Briarcliff Commons | Morris Plains, NJ July 31, 2020Briarcliff Commons - Morris Plains, NJ Before South Elevation Newly redeveloped center adding Uncle Giuseppe’s (filling 40k sf vacancy), and a new 3K sf pad in parking lot. BEFORE AFTER

INVESTOR PRESENTATION SEPTEMBER 2021 | 25 FUTURE RETAIL 3,250 SF Briarcliff Commons | Morris Plains, NJ Total SF 178,698 Parking Spaces 891 Acres 27.30 Available Occupied This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Future Site Plan

INVESTOR PRESENTATION SEPTEMBER 2021 | 26 Development Pipeline Largest pipeline projects are advancing: Bergen Town Center Create a more dynamic open-air retail experience: pursue options for residential, office and other uses on property, improve outdoor experience with expanded walkways, new seating and dining options and improve tenant mix Yonkers Gateway Center Create a master plan to re-tenant the front parcel and add residential to the back of the asset Bruckner Commons Reposition asset with improved retail mix Hudson Mall De-mall interior space; add a mix of retailers and industrial or self-storage uses Portfolio offers numerous densification opportunities, which benefits from the flexible format of shopping centers and the fact that 75% of our land consists of parking lots

INVESTOR PRESENTATION SEPTEMBER 2021 | 27 02.01.21 Bergen Town Center: Development Plans Full Build: Mall Level: Base Spring Valley Ave New Jersey State Highway Route 4 Fo re st A ve Fo re st A ve Spring Valley Rd Spring Valley Ave Legend RestaurantsRetail Entertainment Health & WellnessAnchor Vertical Core Office Residential DRAFT Bergen Town Center | Paramus, NJ Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising Anchor Retail Vertical Core Office Residential Restaurant Future Site Plan

INVESTOR PRESENTATION SEPTEMBER 2021 | 28 Bergen Town Center | Paramus, NJ Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising

INVESTOR PRESENTATION SEPTEMBER 2021 | 29 Yonkers Gateway Center | Yonkers, NY Develop a plan to pursue mix of uses including residential and additional retail.

INVESTOR PRESENTATION SEPTEMBER 2021 | 30 Bruckner Commons | Bronx, NY Reposition asset with improved retail mix

INVESTOR PRESENTATION SEPTEMBER 2021 | 31 Bruckner Commons | Bronx, NY Reposition asset with improved retail mix

INVESTOR PRESENTATION SEPTEMBER 2021 | 32 Hudson Mall | Jersey City, NJ

INVESTOR PRESENTATION SEPTEMBER 2021 | 33 Hudson Mall | Jersey City, NJ CLENDENNY AVENUE NEW JERSEY STATE HIGHWAY ROUTE 40 83 82 18 89 1 10 5 1A 49 47 52 2019 21 22 24 26 29 3331 27 Available Occupied De-malling interior space; adding a mix of retailers and industrial or self-storage uses Total SF 617,556 Parking Spaces 2,335 Acres 48.23

Acquisition/Disposition Strategy

INVESTOR PRESENTATION SEPTEMBER 2021 | 35 Acquisition/Disposition Strategy Opportunistically target value-add assets - Assets with potential for value creation through leasing, redevelopment and repurposing - Focus on distressed/motivated sellers and special situations - Generate off-market opportunities and early looks through relationships with owners, brokers, lenders and third parties Acquisition focus - D.C. to Boston with focus on New York City metropolitan area - Infill submarkets with high-quality demographics - Below market rents, above average sales and sustainable health ratios - NOI growth - Yielding land plays with optionality for incorporating non-retail uses - Attractive, risk-adjusted returns Disposition focus - Smaller assets in non-core markets - Return on capital or time no longer attractive - Seek to achieve tax efficient transactions where possible via 1031s

INVESTOR PRESENTATION SEPTEMBER 2021 | 36 Sunrise Mall (Massapequa, NY) Acquired on December 31, 2020 for ~$30M - Formed strategic partnership with Sagamore Hill Partners, an affiliate of RIPCO Real Estate, and JG Petrucci, an established industrial developer - Urban Edge will serve as managing member with 82.5% interest 1.2 million sf of retail space on 77 acres Excellent access to major roadways and proximity to JFK airport Tremendous redevelopment potential - Unique scale - In-place zoning for industrial

Financial Strength

INVESTOR PRESENTATION SEPTEMBER 2021 | 38 $0 $100 $200 $300 $400 2.1% 3.7% 3.1% 4.2% 4.2% 4.3% 4.4% 4.2% 4.7%Weighted avg. rate at maturity 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter $0 $81 $329 $144 $23 $219 $260 $265 $38 $101 Liquidity and Balance Sheet Total liquidity of approximately $1 billion, comprised of $379 million of cash on hand and $600 million available under our line of credit. Outstanding indebtedness is made up entirely of 32 separate non-recourse mortgages aggregating $1.6 billion which provide flexibility on an asset-by-asset basis. Maturity Profile (Balloon payments only, $ millions) Weighted Average Term to Maturity 5.0 years Weighted Average Cost of Debt 3.9% Note: All metrics based on reported information as of June 30, 2021

Environmental, Social and Governance (ESG)

INVESTOR PRESENTATION SEPTEMBER 2021 | 40 Our Commitment - We are committed to maintaining sustainable operations and believe that our long-term sustainability goals will provide positive financial and environmental outcomes for shareholders, tenants, employees and the communities in which we invest. - We formalized an internal ESG Committee in 2020 and; - We published our first Corporate Social Responsibility report and expect to receive our first Global Real Estate Sustainability Benchmark (“GRESB”) assessment in October. Environmental Initiatives - We have undertaken a number of initiatives that conserve energy and reduce waste in an effort to make our portfolio both high-performing and sustainable including: LED lighting retrofits, energy efficient roofing, alternative energy, waste reduction and management. Social Responsibility - Our employees enjoy excellent subsidized health and wellness benefits, professional training and development workshops, on-site meals, ergonomic office equipment, telecommuting opportunities and generous policies encouraging work/life balance. - We have a robust community-outreach program and encourage our employees to participate in a number of local and national charitable organizations by offering matched donations. Since 2015, we have donated over $600,000 to various charitable initiatives. We are also committed to using our properties to better our local communities. We have hosted more than 100 local organizations, non-profits, and community partners at our properties to support the wellness and prosperity of the communities we serve. Corporate Governance - We are committed to sound corporate governance, which strengthens the accountability of our Board and promotes the long term interests of our shareholders. We believe that our corporate governance standards and policies yield honest, transparent and accountable trustees and executive officers. Environmental, Social and Governance (ESG)

INVESTOR PRESENTATION SEPTEMBER 2021 | 41 Forward Looking Statements Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this presentation. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at- home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results in the second quarter of 2020 or future quarters; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2020, and the other documents filed by the Company with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this presentation.

INVESTOR PRESENTATION SEPTEMBER 2021 | 42 Non-GAAP Financial Measures & Operating Metrics Non-GAAP Financial Measures The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company’s operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company’s non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance: • FFO: The Company believes Funds From Operations (FFO) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts (REITs). FFO, as defined by the National Association of Real Estate Investment Trusts (Nareit) and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT’s main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions. • FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company’s method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. • Cash NOI: The Company uses cash Net Operating Income (NOI) internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.

INVESTOR PRESENTATION SEPTEMBER 2021 | 43 Non-GAAP Financial Measures & Operating Metrics (continued) • Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area (GLA) is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company’s properties. While there is judgment surrounding changes in designations, a property is removed from the same- property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company also provides disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments. • EBITDAre and Adjusted EBITDAre: Earnings Before Interest, Tax, Depreciation and Amortization (EBITDAre) and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit’s Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company’s ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of ongoing operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included herein. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the Company’s most recently available public filings at http://investors.uedge.com/news, and a reconciliation of net debt to EBITDAre and Adjusted EBITDAre is provided herein. Operating Metrics The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties. Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the relevant periods being compared. Occupancy metrics presented for the Company’s same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

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